UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 10, 2011 (November 16, 2011)
Travelport Limited
(Exact name of Registrant as specified in its charter)

Bermuda	333-141714	98-0505100
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification Number)
300 Galleria Parkway
Atlanta, GA 30339
(Address of principal executive office)
Registrant’s telephone number, including area code (770) 563-7400
N/A
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURE

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 10, 2011, the Compensation Committee of our Board of Directors approved increases in the base salaries for Philip Emery, our Executive Vice President and Chief Financial Officer, and Lee Golding, our Executive Vice President and Chief Human Resources Officer, to £350,000 and £225,000, respectively, effective as of January 1, 2012. In addition, the Compensation Committee approved an increase in Mr. Emery’s target bonus to 100% of his base annual salary, effective as of January 1, 2012. The letter agreements for Mr. Emery and Ms. Golding will be filed as exhibits to our Annual Report on Form 10-K for the year ending December 31, 2011.
On November 10, 2011, the Board of Directors of Travelport Worldwide Limited, our indirect parent company, approved grants of shares and restricted share units (“RSUs”) to certain executives of the Company. The shares will vest immediately, and the restricted share units will vest on January 1, 2014, on the terms and conditions to be set forth in award agreements. Grants of shares and RSUs to our Named Executive Officers were as follows: Jeff Clarke — 1,232,056 shares and 181,001 RSUs; Gordon Wilson — 577,151 shares and 86,592 RSUs; Eric J. Bock — 212,994 shares and 55,233 RSUs; Philip Emery — 113,359 shares and 67,551 RSUs; and Lee Golding — 94,301 shares and 33,906 RSUs.
The forms of award agreement and Travelport Worldwide Limited 2011 Equity Plan will be filed as exhibits to a Current Report on Form 8-K to be filed in the near term.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELPORT LIMITED
By:	/s/ Rochelle Boas
Rochelle J. Boas
Senior Vice President and Assistant Secretary

Date: November 16, 2011